Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 26, 2004 (except for Note 11, as to which the date is May 4, 2004), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-115205) and related Prospectus of PRN Corporation filed with the Securities and Exchange Commission on or about June 2, 2004.

Ernst & Young LLP

San Francisco, California

May 27, 2004

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 11 to the financial statements.

/s/ Ernst & Young LLP

San Francisco, California

May 27, 2004